UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2017, Telenet Financing USD LLC (the “Facility AI2 Borrower”), a wholly-owned subsidiary of Telenet International Finance S.á.r.l. (“TIF”), entered into the financing described below by way of an additional facility drawn under the Credit Agreement originally dated August 1, 2007, as amended from time to time and last amended and restated on November 2, 2015, and made between, amongst others, Telenet BVBA as original borrower and The Bank of Nova Scotia as facility agent (the “Credit Agreement”). TIF is a direct subsidiary of Telenet BVBA, and Telenet BVBA is an indirect subsidiary of Liberty Global plc.

Description of Financings:

The Facility AI2 Borrower, among others, and The Bank of Nova Scotia as facility agent entered into a $500.0 million additional facility accession agreement (the “AI2 Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AI2 Accession Agreement, certain lenders have agreed to provide a $500.0 million term loan facility (“Facility AI2”) to the Facility AI2 Borrower. The final maturity date for Facility AI2 will be June 30, 2025. Facility AI2 will bear interest at a rate of LIBOR plus 2.75% subject to a LIBOR floor of 0.00%. Facility AI2 can be utilized by the Facility AI2 Borrower for general corporate purposes and/or working capital purposes including the refinancing, repayment or prepayment of existing indebtedness of the subsidiaries of Telenet Group Holding N.V., including the payment of fees and expenses in connection with the refinancing.

The advances made under Facility AI2 will be issued with no original issue discount fee. The net proceeds of such advances under Facility AI2 will be used to (i) prepay in full the €450.0 million ($493.9 million at the May 15, 2017 exchange rate) outstanding amount under Telenet Facility U under the Credit Agreement and (ii) redeem in full the €450.0 million ($493.9 million at the May 15, 2017 exchange rate) aggregate outstanding principal amount of the 6.25% Senior Secured Notes due 2022 issued by Telenet Finance V Luxembourg S.C.A.

The AI2 Accession Agreement provides that the lenders under Facility AI2 consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AI2 Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of Telenet BVBA.

The foregoing descriptions of Facility AI2 and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AI2 Accession Agreement, a copy of which is attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Name

4.1	Telenet Additional Facility AI2 Accession Agreement dated May 15, 2017 and entered into between, among others, Telenet Financing USD LLC and The Bank of Nova Scotia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: May 19, 2017